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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITOR

We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated March 11, 1998 (except Note 10, as to which the date is May 26, 1998), in the Registration Statement Form S-1 and related Prospectus (the Registration Statement) of CitySearch, Inc. dated June 22, 1998.

Our audit also included the financial statement schedule of CitySearch, Inc. listed in Item 16(b). The schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the schedule based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          Ernst & Young LLP

Los Angeles, California

July 14, 1998

  The foregoing consent is in the form that will be signed upon the completion of the restatement of the capital accounts described in note 10 to the financial statements.

                                          /s/ Ernst & Young LLP

Los Angeles, California

July 14, 1998